UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant   ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BAXTER INTERNATIONAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following letter was sent to certain shareholders beginning on April 19, 2013.

One Baxter Parkway

Deerfield, Illinois 60015

April 2013

Dear Shareholder,

You recently received proxy materials in connection with the 2013 Annual Meeting of Shareholders of Baxter International Inc. to be held on Tuesday, May 7, 2013. According to our records, your PROXY VOTE for this Annual Meeting HAS NOT YET BEEN RECEIVED.

Baxter International Inc. is asking shareholders:

1.	To elect five directors

2.	To ratify the independent registered public accounting firm

3.	To approve named executive officer compensation

4.	To approve an amendment to Baxter’s Amended and Restated Certificate of Incorporation eliminating the classified structure of the Board of Directors

5.	To approve an amendment to Baxter’s Amended and Restated Certificate of Incorporation granting holders of at least 25% of outstanding common stock the right to call a special meeting of shareholders

You should refer to the proxy materials previously mailed to you for additional information on these matters. The Board of Directors recommends a “FOR” vote on the proposals referenced above.

Your vote matters to us and we need your support. In particular, Proposal 4 requires an affirmative vote of at least two-thirds of the holders of Baxter common stock. As described in the proxy materials previously mailed to you, an abstention will have the effect of a vote against this proposal.

Please vote your shares of stock now so that your vote can be counted without delay. Voting is easy. You may contact our Proxy Solicitation Agent, Alliance Advisors, to assist in voting your shares:

Call Alliance Advisors Toll Free: 855-742-8274

You may also refer to the initial proxy material mailed to you to vote your shares as well.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

We appreciate your support.

IF YOU HAVE RECENTLY CAST YOUR VOTE, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.